PURCHASE AGREEMENT

         This Purchase Agreement (this "Agreement") is dated October 26, 1999, between ISG Resources, Inc., a Utah corporation ("Purchaser"), and Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990, an individual residing in the state of California and Judith
O. Garcia, as Trustee of the Osborne Trust, also an individual residing in the state of California (Mrs. Dentis and Mrs. Garcia may be individually referred to as a "Seller" or collectively as the "Sellers").

                                    RECITALS

         The Sellers own and desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, all of the issued and outstanding shares of capital stock of Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc., both California corporations, as well as 1.3 acres, more or less, of real property located at 16005 Phoebe Avenue, La Mirada, California (the "Real Property"), more particularly described on the attached Exhibit A.

         The authorized capital stock issued and outstanding of both Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc. is referred to herein as the "Purchased Stock." Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc. will be collectively referred to in this Agreement as the "Company". Whenever a statement, representation, warranty or covenant is made by or about the "Company" it is understood that the statement, representation, warranty or covenant is made by or about both Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc.

         Unless otherwise defined in this Agreement, the capitalized terms used in this Agreement have the meanings given in Article VIII below.

         In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

1        SALE OF PURCHASED STOCK and REAL PROPERTY; CLOSING

         1.1 Purchase and Sale. At the Closing, on the terms and conditions set forth in this Agreement, the Sellers will sell to Purchaser, and Purchaser will purchase from the Sellers, the Purchased Stock and the Real Property.

         1.2 Purchase Price.

                  1.2.1 The purchase price (the "Purchase Price") for the Purchased Stock and Real Property will be one million eight hundred thousand dollars ($1,800,000.00) (subject to adjustment as described below) and will be paid in cash at the Closing. The Purchase Price shall be allocated as follows:

                           1.2.1.1  For the Real Property - $700,000.00;

                           1.2.1.2 For the Lewis W. Osborne, Inc. stock - $900,000.00

                           1.2.1.3  For  the  United  Terrazzo,   Inc.  stock  -
                           $200,000.00.

                  1.2.2 Commencing the first business day following the Closing Date, Purchaser, with the cooperation of Sellers, shall prepare a balance sheet for the Company reflecting the consolidated financial condition of Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc. as of the end of business day on October 31, 1999 (the "Closing Date Balance Sheet"). Such Closing Date Balance Sheet will be prepared on a basis consistent with GAAP as consistently applied during the past two years by the Company's certified public accountants, except as set forth below. On the basis of the Closing Date Balance Sheet and within forty-five (45) days of the Closing Date, the Purchaser, with the cooperation of the Sellers, shall calculate the consolidated adjusted net worth of the Company as of the Closing Date ("Adjusted Net Worth"):

                           1.2.2.1 The trade  accounts  receivable  shall be the
                  actual accounts receivable less the accounts receivable that were more than 90 days old on the Closing Date. No reserve for doubtful accounts shall be required in either the Closing Date Balance Sheet or for the calculation of the Adjusted Net Worth;

                           1.2.2.2 The final  inventory  value shall be obtained
                  by the parties taking a joint physical inventory on the Closing Date to arrive at the final inventory as of the Closing Date. The final inventory shall be evaluated at the Company's replacement cost, but not lower than the actual cost of the inventory paid by the Company; and

                           1.2.2.3 No reserve or accounts payable for the Casmalia Disposal Site Superfund liabilities shall be required in either the Closing Date Balance Sheet or for the calculation of the Adjusted Net Worth.

                  Within forty-five (45) days following the Closing Date, the Purchaser shall deliver to the Sellers the Closing Date
                  Balance Sheet and a statement reflecting the Adjusted Net Worth (collectively, the "Final Statement"). The Purchaser shall provide Sellers with access to copies of the work papers and other relevant documents to verify the entries contained in the Final Statement. The Sellers shall have a period of thirty (30) days after delivery of the Final Statement to review it and make any objections the Seller may have in writing to the Purchaser. If written objections to the Final Statement are delivered to the Purchaser within such thirty
                  (30) day period, then the Purchaser and Sellers shall negotiate in good faith in an effort to resolve the matter or matters in dispute. Following such good faith effort, any unresolved matter shall be submitted to dispute resolution pursuant to the provisions of Section 1.6.

                  1.2.3 The Base Net Worth is defined herein as the sum of One Million One Hundred Nine Thousand One Hundred and Seventy Nine Dollars ($1,109,179.00) which is the consolidated net worth of the Company as of June 30, 1999. To the extent the Adjusted Net Worth is less than the Base Net Worth, one-half of the difference shall be paid to Purchaser by Mary E. Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 and one-half of the difference shall be paid to Purchaser by Judith O. Garcia, Trustee of the Osborne Trust. To the extent the Adjusted Net Worth exceeds the Base Net Worth, Purchaser shall pay one-half the difference to Mary
E. Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 and one-half of the difference to Judith O. Garcia, Trustee of the Osborne Trust. Said payments shall be made within ten (10) days of Sellers accepting the Final Statement or within ten (10) days of a resolution under section 1.6.

         1.3 Closing. The Closing (the "Closing" or "Closing Date") of the purchase and sale of the Purchased Stock will take place at the offices of Ferruzzo & Ferruzzo, 2114 North Broadway, Santa Ana, California with the ancillary escrow closing simultaneously taking place at Chicago Title, 16969 Von Karman, Irvine, California 92606, for the transfer of the Real Property, or at such other place as Purchaser and the Sellers shall mutually agree, at 9:00 A.M. local time, on October 26, 1999.

         1.4 Payment of Purchase Price. At the Closing, Purchaser will pay the Purchase Price to the Sellers by wire transfer to such account(s) as the Sellers may direct by written notice delivered to Purchaser by the Sellers at least three (3) Business Days before the Closing Date as follows:

                  1.4.1 To Mary E. Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990:

                                    for the Real Property     $350,000
                                    for the Purchased Stock   $595,000
                                                              ---------
                                    Total                     $945,000

                  1.4.2    To Judith O. Garcia, Trustee of the Osborne Trust
                                    for the Real Property     $350,000
                                    for the Purchased Stock   $505,000
                                                              ---------
                                    Total                     $855,000.

         Simultaneously, the Sellers will sell and convey to Purchaser the Purchased Stock and the Real Property free and clear of all Liens, by delivering to Purchaser stock certificates, registered in the name of Purchaser, representing the Purchased Stock, and a Grant Deed conveying title to the Real Property. At the Closing, the parties shall also deliver the opinions, certificates, contracts, documents and instruments to be delivered pursuant to this Agreement. The Parties shall open an ancillary escrow with Chicago Title for the transfer of the Real Property and shall execute escrow instructions as prepared by Chicago Title consistent with this Agreement.

         1.5      Real Property Provisions.

                  1.5.1 The transfer of the Real Property shall be consummated through an escrow established with Chicago Title Insurance Company. The Closing Date of the escrow will be October 26, 1999.

                  1.5.2 On the close of escrow, title shall vest in Purchaser.

                  1.5.3 Sellers shall by Grant Deed convey to Purchaser a fee simple interest free and clear of all title defects, liens, encumbrances, deeds of trust, and mortgages, except real property taxes, a lien not delinquent, and other exceptions approved by Purchaser ("Permitted Exceptions"). Sellers shall procure a California Land Title Association standard policy of title insurance in the amount of $700,000 to be paid by Purchaser issued by Chicago Title
Insurance Co. showing title vested in Purchaser with only the Permitted Exceptions.

                  1.5.4 There shall be no prorations since the Company is responsible for the taxes and insurance.

                  1.5.5 Sellers shall pay all costs and expenses of clearing title, preparing, executing, acknowledging and delivering the Grant Deed and shall pay any transfer taxes. Purchaser shall pay the recording fees (except those in connection with clearing title) the premium for the title insurance policy and all fees and costs for any new financing. Sellers and Purchaser shall each pay half of the escrow fees.

                  1.5.6 Sellers shall have Chicago Title prepare a preliminary title report and deliver same to Purchaser for review. Purchaser shall within five (5) days of receipt of said report approve of it or notify Sellers in writing of any objections. Sellers may at Sellers election correct these matters or elect to notify Purchaser that the matters will not be corrected. Upon receipt of notice that the matters will not be corrected, Purchaser may waive the objections and accept the title as is or terminate the entire Agreement without liability on either parties part. All exceptions approved by Purchaser are Permitted Exceptions.

                  1.5.7 Notwithstanding Article II, Sellers disclaim the making of any representations or warranties, express or implied, regarding the Real Property and Purchaser shall purchase the Real Property in its "As Is" condition on the Closing Date.

         1.6      Dispute Resolution.

                  1.5.8 In the event Purchaser and Sellers do not agree with the determination of the Adjusted Net Worth and/or the Closing Date Balance Sheet within sixty (60) days of the Closing Date, Purchaser and Sellers shall submit the specific disagreement to a national independent public accountant firm (a "Big 5 Firm") acceptable to Purchaser and to Sellers for resolution. Such Big 5 Firm to be selected by Purchaser and Sellers, but excluding any Big 5 Firm presently used or previously used by Purchaser or Sellers or the Company.

                  1.5.9 Purchaser and Sellers shall cause the Big 5 Firm selected, within forth-five (45) days after its selection, to resolve such disagreement, which resolution shall be binding on all of the parties. The fees and expenses of such Big 5 Firm shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Sellers.

                  1.5.10 In the event the parties are unable to select a Big 5 Firm acceptable to Purchaser and Sellers or in the event the Big 5 Firm selected fails or refuses to act or resolve the dispute or refuses the proposed engagement, then either Purchaser or Sellers can demand arbitration before the American Arbitration Association under the Commercial Arbitration Rules and Regulations in Orange County California. The arbitrator must have an accounting background, preferably be a Certified Public Accountant and be familiar with the purchase and sale of businesses.

                                   ARTICLE II

2        REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers, to their best knowledge, hereby represent and warrant to Purchaser as follows:

         2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not be reasonably expected to have a material adverse effect on the business or condition of the Company and (ii) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or any other agreement to which the Company is a party or on the ability of the Sellers or the Company to perform their obligations hereunder or thereunder. The Sellers have delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of the Company, including all amendments thereto effected through the Closing Date.

         2.2 Capital Stock. The Purchased Stock consists of the following number of shares of capital stock:

         The authorized capital structure of Lewis W. Osborne, Inc. consists of 25,000 shares of voting common stock with a par value of $1.00 per share of which 12,296 shares are issued and outstanding. Mary E. Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 owns 6,764 shares of Lewis W. Osborne, Inc. and Judith O. Garcia, Trustee of the Osborne Trust owns 5,532 shares of Lewis W. Osborne, Inc.

         The authorized capital structure of United Terrazzo Supply Co., Inc. consists of 800 shares of voting common stock with a par value of $250 per share of which 16 shares are issued and outstanding. Mary E. Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 owns 8 shares of United Terrazzo Supply Co., Inc. and Judith O. Garcia, Trustee of the Osborne Trust owns 8 shares of United Terrazzo Supply Co., Inc.

The Purchased Stock constitutes all of the issued and outstanding shares of capital stock of the Company. The shares of Purchased Stock are validly issued, fully paid and nonassessable, issued in compliance with all applicable Laws and no additional shares of capital stock have been reserved for issuance. There are no outstanding Options with respect to the stock of the Company or agreements, arrangements or understandings to issue Options with respect to the Company, nor are there any preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the capital stock of the Company. The Sellers are the record and beneficial owners of all of the shares of Purchased Stock, free and clear of all Liens. The delivery to Purchaser of the certificates representing the Purchased Stock will transfer to Purchaser good and valid title to all shares of the Purchased Stock, free and clear of all Liens, and restrictions and after such transfer the Purchased Stock, in the hands of Purchaser, will have been duly authorized, validly issued, fully paid and nonassessable. From and after the Closing, no Seller nor any other Person (other than the Purchaser) will have any rights whatsoever with respect to the Purchased Stock or to any other securities of the Company.

         2.3 Authority Relative to This Agreement. The Sellers have full authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the legal, valid and binding obligations of the Sellers, enforceable against them in accordance with its terms.

         2.4 Subsidiaries; Company; Business. Section 2.4 of the Disclosure Schedule lists all lines of business in which the Company is participating or engaged or has participated or engaged in the preceding three years. The name of each director and officer of the Company, and the position with the Company held by each, are listed in Section 2.4 of the Disclosure Schedule. The Company holds no equity, partnership, joint venture or other interest in any Person.

         2.5 No Conflicts. The execution and delivery by the Sellers of this Agreement does not, and the consummation of the transactions contemplated hereby will not:

                  2.5.1 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company;

                  2.5.2 conflict with or result in a violation or breach of any term or provision of any Laws or Order applicable to any of the Sellers, to the Real Property, or to the Company, or any of their Assets; or

                  2.5.3 except as disclosed in Section 2.5 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require any of the Sellers or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (f) result in the creation or imposition of any Lien upon the Real Property, the Company or any of its Assets under, any Contract or License to which any of the Sellers or the Company is a party or by which any of their respective Assets is bound except for such conflicts, violations, breaches, defaults, consents, approvals, actions, filings, notices, terminations, cancellations, accelerations, modifications, additional rights or entitlements or Liens that, individually or in the aggregate, (A) are not having and could not be reasonably expected to have a material adverse effect on the business or condition of the Company, and
(B) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of any of the Sellers or the Company to perform its obligations hereunder.

         2.6 Governmental Approvals and Filings.  Except as disclosed in Section
2.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Sellers or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of transactions contemplated herein.

         2.7 Books and Records. The minute books and other similar records of the Company to be provided to Purchaser upon execution of this Agreement contain a true and complete record, in all material respects, of all action taken by the stockholders, the board of directors and committees of the boards of directors (or other similar governing entities) of the Company.

         2.8 Financial Statements. The Sellers have caused the Company to furnish to Purchaser true and complete copies of the complied but unaudited financial statements of the Company for the periods ending June 30, 1999, along with the related internal balance sheets and statements of operations and cash flows certified as true and correct by the chief financial officer of the Company. All of these statements, opinions, etc. (collectively referred to herein as the "Financial Statements") are in accordance with the Books and Records of the Company and fairly and accurately present the financial position of the Company as of the dates thereof, for the periods covered thereby and the results of operations and cash flows of the Company for the periods set forth therein, all in conformity with GAAP as consistently applied by the Company's Certified Public Accountants during the last two years and except as specifically noted in the notes thereto and in section 2.8 of the Disclosure Schedule. Further, the Sellers represent and warrant that, as of the Closing Date, the Adjusted Net Worth shall be not less than 95% of the Base Net Worth.

         2.9 Absence of Changes. Since June 30, 1999, there has not been any material adverse change or any event or development, which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the business or condition of the Company. In addition, except as expressly contemplated hereby and except as disclosed in
Section 2.9 of the Disclosure Schedule, there has not occurred since June 30, 1999:

                  2.9.1 any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or other equity interests) of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock (or other equity interests) of the Company;

                  2.9.2 any authorization, issuance, sale or other disposition by the Company of any shares of its capital stock (or other equity interests), or any modification or amendment of any right of any holder of any outstanding shares of capital stock (or other equity interests) of the Company;

                  2.9.3 (i) any increase in salary, rate of commissions or rate of consulting fees of any employee or consultant of the Company; (ii) any payment of consideration of any nature whatsoever (other than salary, commissions or consulting fees paid to any employee or consultant of the Company) to any officer, director, stockholder, employee or consultant of the Company; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment contract or other employee compensation arrangement; or (iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

                  2.9.4 (i) incurrences by the Company of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

                  2.9.5 any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets of the Company in an aggregate amount exceeding $10,000;

                  2.9.6 any write-off or write-down of or any determination to write off or write down any of the Assets of the Company;

                  2.9.7 any purchase of any Assets of any Person or disposition of, or incurrence of a Lien on, any Company Assets, other than acquisitions or dispositions of inventory in the ordinary course of business by the Company consistent with past practice;

                  2.9.8 any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.18.1, (ii) any License held by the Company, or (iii) any intellectual property rights owned by the Company;

                  2.9.9 any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $10,000;

                  2.9.10 any commencement, termination or change by the Company of any line of business;

                  2.9.11 any transaction by the Company with any of its officers, directors, stockholders or Affiliates, other than pursuant to a Contract or arrangement in effect on July 1, 1998 and disclosed to Purchaser pursuant to Section 2.18.1.8 or other than pursuant to any Contract of employment and listed pursuant to Section 2.18.1 of the Disclosure Schedule;

                  2.9.12 any entering into of an agreement to do or engage in any of the foregoing; or

                  2.9.13 any change in the accounting methods or procedures of the Company or any other transaction involving or development affecting the Company outside the ordinary course of business.

         2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the June 30, 1999 balance sheet included in the Financial Statements or as incurred in the ordinary course of business from June 30, 1999 through the Closing Date or as disclosed in Section 2.10 of the Disclosure Schedule, the Company has no Liabilities, nor are there any Liabilities relating to or affecting the Company or any of its Assets.

         2.11     Taxes.

                  2.11.1 Except as disclosed in Section 2.11 of the Disclosure Schedule, all Tax Returns required to have been filed by or with respect to the Company and/or the Real Property with any Taxing Authority have been duly and timely filed, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. The Company is not and has never been a member of any affiliated, combined, consolidated, unitary or similar group with respect to the filing of tax returns or otherwise with respect to any Taxing Authority. All Taxes owed by the Company or related to the real Property (whether or not shown on any Tax Return) have been paid. All monies required to be withheld by the Company from employees, independent contractors, creditors or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate Taxing Authority or (if not yet due for payment) set aside in accounts for such purposes. The Company has no liability for Taxes for any Person other than the Company.

                  2.11.2 The provisions for current Taxes in the Financial Statements are sufficient for the payments of all accrued and unpaid Taxes not yet due and payable as of their dates, whether or not disputed. As of the Closing Date, such provisions, as adjusted for the passage of time through the Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company.

                  2.11.3 The Company is not a party to any agreement extending, or having the effect of extending, the time within which to file any Tax Return or the period of assessment or collection of any Taxes. The Company has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                  2.11.4 No Taxing Authority is now asserting or threatening to assert against the Company any deficiency, claim or liability for additional Taxes or any adjustment of Taxes, and there is no reasonable basis for any such assertion of which any of the Sellers or the Company is or reasonably should be aware. No issues have been raised in any examination by any Taxing Authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. The federal income Tax Returns of the Company disclose (in accordance with Section 6662(d)(2)(B) of the Code) all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662(d) of the Code. No claim has ever been made by any Taxing Authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.
Section 2.11 of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed by or with respect to the Company for all taxable periods ended on or after December 31, 1996, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since December 31, 1996. There are no Liens for Taxes upon the Assets of the Company and/or the real Property.

                  2.11.5 Except as disclosed in Section 2.11 of the Disclosure Schedule, the Company is not (i) a party to or bound by any obligations under any tax sharing, tax indemnity or similar agreement or arrangement, (ii) subject to any election under sections 338(e) or 341(f) of the Code or the regulations thereunder, (iii) required to make, or reasonably expects that it might have to make, any adjustment under section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, (iv) subject to any agreement or arrangement that could result separately or in the aggregate in the payment of any "excess parachute payments" within the meaning of section 280G of the Code, (v) and at no time has ever been, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code, (vi) a party to any "safe harbor lease" that is subject to the provisions of section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of section 460 of the Code, (vii) a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes, or (viii) nor has it ever been, a member of any affiliated, consolidated, combined, unitary or similar group for any Tax purpose.

         2.12     Legal Proceedings.

                  2.12.1 Except as disclosed in Section 2.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                           2.12.1.1 there are no actions or proceedings  pending
or, to the knowledge of the Sellers or the Company, threatened against, relating to or affecting the Company, the Real Property, or any of its Assets which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Purchaser, or (B) if determined adversely to the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company, or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such actions or proceedings, exceeding $10,000;

                           2.12.1.2 there are no facts or circumstances known to
the Sellers or to the Company that could reasonably be expected to give rise to any action or proceeding that would be required to be disclosed pursuant to clause 2.12.1.1 above;

                           2.12.1.3  neither  the  Sellers  nor the  Company has
received notice, or is aware of any
Orders or lawsuits outstanding against the Company; and

                           2.12.1.4  neither  the  Sellers  nor the  Company has
received notice or is aware of any defects, dangerous or substandard conditions in the products or materials manufactured, sold, distributed, or to be manufactured, sold or distributed by the Company that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use or property.

                  2.12.2 Prior to the execution of this Agreement, the Sellers and the Company have delivered all responses of counsel for the Company to auditors' requests for information regarding actions or proceedings pending or threatened against, relating to or affecting the Company during the period commencing January 1, 1996. Section 2.12.2 of the Disclosure Schedule sets forth all actions or proceedings relating to or affecting the real Property, the Company or its Assets during the period commencing January 1, 1996 prior to the date hereof.

         2.13  Compliance  with Laws and Orders.  Except as disclosed in Section
2.13 of the Disclosure Schedule, neither the Sellers nor the Company has received at any time since January 1, 1996 any notice that the Company is or has been at any time since such date, in violation of or in default under, any Law or Order applicable to the Real Property, the Company or any of its Assets. In furtherance and not limitation of the foregoing, neither the Sellers nor the Company has violated any federal or state securities law in connection with the offer, sale or purchase of any securities.

         2.14 Benefit Plans; ERISA. All Benefit Plans relating to the Company are listed in Section 2.14 of the Disclosure Schedule, and copies of all documentation relating to such Benefit Plans have been delivered or made available to Purchaser (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters). Except as disclosed in Section 2.14 of the Disclosure
Schedule:

                  2.14.1 each Benefit Plan, and the administration thereof, complies, and has at all times complied, with the requirements of all applicable Law, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code;

                  2.14.2 no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code;

                  2.14.3 no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA affiliate;

                  2.14.4 the "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA;

                  2.14.5 no "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA affiliate since the effective date of said section 4043;

                  2.14.6 no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA;

                  2.14.7 Neither the Company nor any ERISA affiliate has incurred any liability for any Tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA;

                  2.14.8 no benefit under any Benefit Plan,  including,  without limitation,  any  severance or  parachute  payment  plan or  agreement,  will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                  2.14.9 no Tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

                  2.14.10 no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

                  2.14.11 no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of any Seller or the Company, threatened against or with respect to any Benefit Plan and there are not facts or circumstances known to any the Sellers or the Company that could reasonably be expected to give rise to any such suit, action or other litigation; and

                  2.14.12 all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Section 2.14 of the Disclosure Schedule, and the Company has performed all material obligations required to be performed under all Benefit Plans.

         2.15     Property.

                  2.15.1 Section 2.15.1 of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned (the "Owned Real Property") by the Company, (ii) each parcel of real property leased or subleased or otherwise occupied by the Company as tenant or subtenant (the "Leased Real Property"; together with the Owned Real Property, the "Property") together with a true and correct list of all such leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the "Property Leases"), and (iii) all Liens relating to or affecting any parcel of Property, in each case identifying the owner, lessor and lessee thereof.

                  2.15.2 The Sellers or the Company have good and marketable title to the Real Property and the Owned Real Property, free and clear of all Liens, other than as specifically listed in Section 2.15.2 of the Disclosure Schedule.

                  2.15.3 Subject to the terms of its leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Leased Real Property for the full term of the lease thereof. Each Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.15.3 of the Disclosure Schedule, there is no, and neither the Sellers nor the Company, has knowledge of any, or has received any, notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in any Property Lease. No penalties are accrued and unpaid under any Property Lease.

                  2.15.4 The Sellers shall deliver to Purchaser upon the execution of this Agreement true and complete copies of all (i) title policies, mortgages, deeds of trust, deeds, leases, easements, restrictive covenants, certificates of occupancy, and similar documents, and all amendments thereto concerning the Real Property and/or the Owned Real Property, and (ii) Property Leases and all other documents referred to in clause (i) of this paragraph with respect to the Leased Real Property.

                  2.15.5 Except as disclosed in Section 2.15.5 of the Disclosure Schedule, the improvements on the Real Property and the Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of each of the Sellers and of the Company, there are no condemnation or appropriation proceedings pending or threatened against Property or the improvements thereon.

                  2.15.6 Neither the Sellers nor the Company has any knowledge of any claim, action or proceeding, actual or threatened, against the Company, the Real Property or the Property by any Person which would materially affect the future use, occupancy or value of the Real Property or the Property or any part thereof.

         2.16 Tangible Personal Property. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Financial Statements and tangible personal property acquired since June 30, 1999 other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in Section 2.16 of the Disclosure Schedule, and, as of the Closing Date, is adequate and suitable for the conduct by the Company of the business presently conducted by it, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

         2.17 Intellectual Property Rights. The Company has interests in or uses only the intellectual property described in Section 2.17 of the Disclosure Schedule. The Company either has all right, title and interest in or a valid and binding license to use such intellectual property. No other intellectual property is used in or necessary to the conduct of the business of the Company. All registrations, pending applications, registered rights and executed agreements related to intellectual property are listed in Section 2.17 of the Disclosure Schedule. Except as disclosed therein, (i) the Company has the right to use the intellectual property described therein, (ii) all registrations on behalf of the Company with and applications to Governmental or Regulatory Authorities in respect of such intellectual property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) all copyrightable materials used by the Company are works-for-hire and are owned by the Company, (iv) there are no restrictions on the direct or indirect transfer of any License, or any interest therein, held by the Company in respect of such intellectual property, (v) the Sellers have delivered, or have caused the Company to deliver, to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such intellectual property, which documentation is accurate and complete and sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (vi) the Sellers and the Company have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vii) neither the Sellers nor the Company is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License to use such intellectual property and (viii) neither the Sellers nor the Company has any knowledge that such intellectual property is being infringed by any other Person. To the knowledge of the Sellers and the Company, the Company is not infringing any intellectual property of any Person, and no litigation is pending and no claim has been made or, to the knowledge of any the Sellers or of the Company, has been threatened to such effect.

         2.18     Contracts.

                  2.18.1 Section 2.18.1 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies, or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets is bound.

                           2.18.1.1 (A) all Contracts  (excluding Benefit Plans)
providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of the Company to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or to any employee, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice;

                           2.18.1.2 all Contracts with any Person containing any
provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or prohibiting or limiting disclosure of confidential or proprietary information;

                           2.18.1.3    all    partnership,     joint    venture,
shareholders' or other similar Contracts with any Person;

                           2.18.1.4 all Contracts  relating to  Indebtedness  of
the Company;

                           2.18.1.5 all Contracts relating to the Real Property;

                           2.18.1.6 all Contracts with independent  contractors,
distributors,   dealers,  manufacturers'  representatives,   sales  agencies  or
franchisees;

                           2.18.1.7 all guarantees of any  Indebtedness or other
obligations of the Company or any third Person;

                           2.18.1.8  all   Contracts   relating  to  the  future
disposition or acquisition of any Assets, other than dispositions or acquisitions in the ordinary course of business consistent with past practice and the provisions of this Agreement;

                           2.18.1.9 all  Contracts  between or among the Company
and any of the Sellers, any current or former officer, director, stockholder or Affiliate of the Company or of any such officer, director, stockholder or Affiliate, on the other hand, other than Contracts disclosed pursuant to Section 2.18.1.8;

                           2.18.1.10 all collective  bargaining or similar labor
Contracts;

                           2.18.1.11  all  Contracts  that (A) limit or  contain
restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets or to change the lines of business, (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company to maintain insurance in certain amounts or with certain coverages; and

                           2.18.1.12  all  other  Contracts,  including  but not
limited to Contracts with customers, that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $10,000 and all powers of attorney and comparable delegations of authority.

                  2.18.2  Each  Contract  required  to be  disclosed  in Section
2.18.1 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18.2 of the Disclosure Schedule, neither the Company nor, to the knowledge of any the Sellers, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be violation or breach of or default under any such Contract).

                  2.18.3 Except as disclosed in Section 2.18.3 of the Disclosure Schedule, the Company is not a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the business or condition of the Company.

                  2.18.4 To the extent any of the guaranties for the benefit of the Company or any of its Assets are not integrated with Contracts disclosed in
Section 2.18.1 to the Disclosure Schedule, each such guaranty is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, or each party thereto; and neither the guarantor thereunder nor, to the knowledge of the Sellers or the Company or any other party to such guaranty is, or has received notice that it is, in violation or breach of or default under any such guaranty (or with notice or lapse of time or both, would be in violation or breach of default under any such guaranty).

         2.19 Licenses. Section 2.19 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Sellers or the Company have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.19 of the Disclosure
Schedule:

                  2.19.1 the Company owns or validly holds all Licenses that are material to its respective business or operations;

                  2.19.2 each license  listed in Section 2.19 of the  Disclosure
Schedule is valid, binding and in full force and effect;

                  2.19.3 neither the Sellers nor the Company is, or has received any notice that it is in default (or with the giving of notice of lapse of time or both, would be in default) under any such License; and

                  2.19.4 the transactions contemplated in this Agreement will not violate any such License or give any other party thereto rights to terminate the License or change the terms thereof.

         2.20 Insurance. Section 2.20 of the Disclosure Schedule contains a true and complete list (including the names of the insurers, the expiration dates thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets of the Company and that (i) have been issued to the Company, or (ii) have been issued to any Person (other than the Company) for the benefit of the Company. Each policy listed in Section 2.20 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Sellers nor the Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company does not know of any reason or state of facts that could lead to the cancellation of such policies. Section 2.20 of the Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company since January 1, 1996. Neither the Sellers nor the Company have received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         2.21 Affiliate Transactions. Except for the Shareholder Debt, (i) there are no Liabilities between the Company and any current or former officer, director, stockholder, Affiliate of the Company or any Affiliate of any such officer, director, stockholder or Affiliate, and (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder or Affiliate.

         2.22 Employees; Labor Relations. The Company is not engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Sellers or the Company, threatened against the Company before the National Labor Relations Board or comparable or similar state agency, and no grievance or arbitration proceeding arising out of under collective bargaining agreements is so pending or, to the knowledge of the Sellers or of the Company, threatened against the Company, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Sellers or the Company, threatened against the Company, and (iii) no union representation question exists with respect to the employees of the Company or, to the knowledge of the Sellers or the Company, no union organization activities are taking place.

         2.23     Environmental Matters.

                  2.23.1 The Company has obtained and holds all necessary Environmental Permits, and all necessary Environmental Permits related to the operations conducted on the Real Property have been obtained by the owner of the Real Property.

                  2.23.2 Except as disclosed in Section 2.23.2 of the Disclosure Schedule, to the best knowledge of the Sellers:

                           2.23.2.1  The  Company is, and at all times has been,
in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Sellers nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they may be held to be responsible received, any actual or threatened Order, notice, or other communication from (A) any Governmental Body or private citizen acting in the public interest, or (B) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           2.23.2.2 There are no pending or, to the knowledge of
the Sellers or the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting the Real Property or any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest.

                           2.23.2.3  Neither  the  Sellers  nor the  Company has
knowledge of or any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received any citation, directive, inquiry, notice, Order, summons, warning, or other communications that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any Environmental, Health, and Safety Liabilities with respect to the Real Property or any of the Facilities or any other Assets in which the Company had an interest , or with respect to any Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, the Company, or any other Person for whose conduct it or they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           2.23.2.4 Neither the Company nor any other Person for
whose conduct it may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Real Property or any Facilities or with respect to any other Assets (whether real, personal, or mixed) in which the Company (or any predecessor thereof), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such Assets.

                  2.23.3 There are no Hazardous Materials present on or in the Environment at the Real Property or the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any other Person for whose conduct it may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Real Property or the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest except in full compliance with all applicable Environmental Laws.

                  2.23.4 There has been no Release or, to the knowledge of the Sellers or of the Company, any threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or any geologically or hydrologically adjoining property.

                  2.23.5 The Sellers have delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, and monitoring possessed or initiated by the Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Real Property or the Facilities, or concerning compliance by the Sellers, the Company or any other Person for whose conduct it or they are or may be held responsible, with Environmental Laws.

                  2.23.6 There are no Liens arising under or pursuant to any Environmental Law on the Real Property or any Owned Real Property or Leased Real Property and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Property.

                  2.23.7 There are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material, at the Real property or any Property.

                  2.23.8 There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Sellers or the Company with respect to any Asset of, or property that is adjacent to an Asset of the Company which have not been delivered to Purchaser prior to execution of this Agreement.

         2.24 Substantial Customers and Suppliers. Section 2.24.1 of the Disclosure Schedule lists the ten (10) largest customers of the Company on the basis of revenues for goods sold or services provided for the twelve month period ending June 30, 1999. Section 2.24.2 of the Disclosure Schedule lists the ten (10) largest suppliers of the Company on the basis of cost of goods or services purchased during the twelve month period ending June 30, 1999. Except as disclosed in Section 2.24.3 of the Disclosure Schedule, to the knowledge of the Sellers and the Company, no such customer or supplier is insolvent or threatened with bankruptcy or insolvency.

         2.25 Accounts Receivable. Except as set forth in Section 2.25 of the Disclosure Schedule, the accounts and notes receivable of the Company reflected on the balance sheets included in the Financial Statements for the period ended December 31, 1998, and all accounts and notes receivable arising subsequent to such date, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms,
(ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangements, and (v) are not subject of any Actions or Proceedings brought by or on behalf of the Company. Section 2.25 of the Disclosure Schedule sets forth (x) a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company and (y) all jurisdictions in which the records relating to accounts and notes receivable are located.

         2.26 Other Negotiations; Brokers. Neither the Sellers, nor the Company, nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Sellers or the Company or any such Affiliate) have entered into any agreement or had any discussions with any third party regarding any transaction involving the Company which could result in the Company, the Purchaser or its stockholders, or any officer, director, employee, agent or Affiliate of any of them, being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby or thereby. No agent, broker, finder, investment banker, financial advisor or other Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement on the basis of any act or statement made by the Sellers, the Company or any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Sellers, the Company, or any such Affiliate.

         2.27 Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         2.28 Bank and Brokerage Accounts. Section 2.28 of the Disclosure Schedule sets forth (a) a list of the names and locations of all banks, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of all persons having signatory power and respect thereto.

         2.29 Exemption from Registration. The offer and sale of the Purchased Stock made pursuant to this Agreement are exempt from the registration requirements of the Securities Act. Neither any the Sellers, nor the Company nor any Person authorized to act on behalf of any of the foregoing has, in connection with the offering of the Purchased Stock, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act), (ii) any action involving a public offering within the meaning of section 4(2) of the Securities Act, or
(iii) any action that would require the registration under the Securities Act of the offering and sale of the Purchased Stock pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws.

         2.30 Disclosure. The representations and warranties contained in this Agreement, and the statements contained in the Disclosure Schedule or in the certificates, lists and other writings furnished to Purchaser pursuant to any provision of this Agreement (including the Financial Statements), when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein and therein, in the light of the circumstances under which they were made, not misleading.

         2.31 Survival of Representations, Warranties, Covenants and Agreements. Even though the Purchaser may investigate the affairs of the Company and attempt to confirm the accuracy of the representations and warranties of the Sellers, the Purchaser, nonetheless, shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement. All such representations, warranties, covenants and agreements will survive the Closing.

                                   ARTICLE III

3        REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser, to its best knowledge, represents and warrants to the Sellers as follows:

         3.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Purchaser to perform its obligations hereunder or thereunder.

         3.2 Authority Relative to this Agreement. Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly approved by its board of directors and no other corporate proceedings on the part of Purchaser or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

         3.3 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby, do not and will not:

                  3.3.1 conflict or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser;

                  3.3.2 subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.4 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or its Assets and Properties; or

                  3.3.3 except as disclosed in Section 3.3.3 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or
(iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any Contract or License to which Purchaser is a party, or by which it is bound.

         3.4 Governmental Approvals and Filings.  Except as disclosed in Section
3.4 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement to which it is a party or the consummation of the transactions contemplated herein.

         3.5 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the business or condition of Purchaser.

         3.6 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by Purchaser.

         3.7 Purchase for Investment. The Purchased Stock will be acquired by Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Purchased Stock in violation of the Securities Act.

         3.8 Survival of Representations, Warranties, Covenants and Agreements. Even though the Sellers may investigate the affairs of the Purchaser and confirm the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Sellers, nonetheless, shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement. All such representations, warranties, covenants and agreements will survive the Closing.

                                   ARTICLE IV

4        COVENANTS BY THE SELLERS AND PURCHASER

         4.1 Regulatory and Other Approvals. The Sellers and Purchaser shall, and the Sellers shall cause the Company to, (a) take all necessary or desirable steps and proceed diligently and in good faith and use its diligent efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required to consummate the transactions contemplated hereby and those described in Sections 2.5 and 2.6 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby. The Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

         4.2      Investigation by Purchaser.

                  4.2.1 From the date of this Agreement until the date on which either Party provides the other Party with written notice that this Agreement is terminated (the "Termination Date"), or until the Closing, whichever is earlier, the Sellers will afford Purchaser's agents, employees, representatives and accountants, and their representatives, access to the contracts, books and records, and all other documents and data of the Company. Purchaser acknowledges that certain of the books and records are highly confidential and their disclosure will not be made except as provided herein due to the Sellers' confidentiality and proprietary concerns.

         4.3      Accounts Receivable.

                  4.3.1 At the Closing, the Company shall assign to the Sellers, without recourse, all accounts receivable (including all accounts receivable that have been written off as being uncollectible) of the Company which are more than ninety (90) days old on the Closing Date.

                  4.3.2 Sellers agree to indemnify and hold harmless the Purchaser from and against any losses resulting from the failure of the Company to collect any account receivable which was taken into account as an asset in determining the Adjusted Net Worth and not otherwise assigned to Sellers pursuant to Section 4.3.1 hereof (hereinafter a "Warranted Receivable"). In the event the Company shall fail to collect any Warranted Receivable within ninety
(90) days after the Closing Date ("Collection Period"), Purchaser shall have the right to exchange for the assignment to the Sellers, without recourse, of unpaid Warranted Receivables having an aggregate face amount equal to the amount paid to Purchaser by Sellers under this indemnity.

                  4.3.3 Purchaser covenants and agrees that from and after the Closing it will cause the Company to exercise prompt and diligent efforts in good faith to collect all accounts receivable of the Company in existence immediately before the Closing, provided, however, that neither Purchaser nor the Company shall be required to initiate legal proceedings to collect any such account. The Company will use reasonably diligent efforts to assist Sellers to collect any such accounts transferred to them by the Company, and Sellers shall reimburse the Company for any out of pocket costs it shall incur incident to such efforts. In the event the Company shall collect in whole or in part any such account which has been transferred to the Sellers, the Company will transfer the amount collected to the Sellers within ten (10) days following receipt thereof by the Company.

                                    ARTICLE V

5        CLOSING CONDITIONS

         5.1 Condition to the Obligations of the Purchaser. The obligations of Purchaser hereunder to purchase the Purchased Stock and the Real Property are subject to the fulfillment, at or prior to the Closing, of the following conditions precedent (any or all of which may be waived in whole or in part by Purchaser in its sole discretion):

                  5.1.1 Representations and Warranties. Each of the representations and warranties made by the Sellers in this Agreement shall, unless waived, be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as though each such representation and warranty was made on and as of the Closing Date.

                  5.1.2 Performance. The Sellers shall have performed and complied with, unless waived, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

                  5.1.3 Orders and Laws. There shall not be pending, threatened or in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser.

                  5.1.4  Regulatory   Consents  and  Approvals.   All  consents,
approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to Purchaser, (iii) shall not impose any limitations or restrictions on Purchaser, (iv) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and
(v) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation for the transactions contemplated by this Agreement shall have occurred.

                  5.1.5 Third Party Consents. Any consents (or waivers) identified in Section 2.5 of the Disclosure Schedule, and all other consents (or waivers) to the performance by the Purchaser of its obligations under this Agreement, or to the consummation for the transactions contemplated hereby as are required under any Contract or License to which the Purchaser is a party or by which any of its Assets are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Purchaser or the business or condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to the Purchaser in its sole discretion, (i) shall have been obtained,
(ii) shall be in form and substance satisfactory to the Purchaser in its sole discretion, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

                  5.1.6 Purchaser's Investigation. Purchaser shall not have discovered, as a result of its investigation and review pursuant to Section 4.2 hereof, any condition (financial or otherwise) relating in any way to the Real Property, the Company, its Assets, business or prospects, that convinces Purchaser, in its sole discretion, that it is not advisable to complete the Closing.

                  5.1.7 Sellers' Certificates. The Sellers shall have delivered to Purchaser (i) certificates, dated the Closing Date and executed by an executive officer of the Company, substantially in the form and to the effect of Exhibit B-1 hereto and (ii) certificates, dated the Closing Date and executed by the chief financial officer of the Company, substantially in the form of Exhibit B-2 hereto.

                  5.1.8 Resignations of Officers and Directors. The Sellers shall have delivered to Purchaser the resignations of all current officers and directors of the Company, effective as of the Closing Date.

                  5.1.9 Opinion of Counsel. Purchaser shall have received the opinions of Ferruzzo & Ferruzzo, counsel to the Company and Mary E. Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990, and Bewley, Lassleben & Miller, LLP counsel to Judith O. Garcia in connection with this Agreement, dated the Closing Date, substantially in the form and to the effect of Exhibit C hereto, and to such further effect as Purchaser may reasonably request.

                  5.1.10 Disclosure Schedule. The Sellers shall have delivered to Purchaser a copy of the Disclosure Schedule, updated and current through the Closing Date.

                  5.1.11 Good Standing Certificates. The Sellers shall have delivered to Purchaser (i) copies of the certificate or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto of the Company certified by the applicable Secretary of State or other appropriate governmental official, (ii) certificates from the applicable Secretary of State or other appropriate governmental official to the effect that the Company is in good standing in such jurisdiction, listing all charter documents of the Company on file and attesting to its payment of all franchise or similar Taxes, and (iii) certificates from the Secretary of State or other appropriate official in each jurisdiction in which the Company is qualified or admitted to do business to the effect that the Company is duly qualified or admitted in good standing in such jurisdiction.

                  5.1.12 Receipt of Purchased Stock. Certificates representing the Purchased Stock shall have been transferred to Purchaser in accordance with the terms of this Agreement.

                  5.1.13 Receipt of Grant Deed. The Sellers shall present the Purchaser with a Grant Deed, with all transfer stamps affixed thereon, conveying the Real Property, with all improvements situated thereon, to the Purchaser, free and clear of all liens and encumbrances except for those approved by Purchaser referred to as Permitted Exceptions in accordance with the terms of this Agreement.

                  5.1.14 No Adverse Change. There shall have occurred no material adverse change in the business or financial condition of the Company between June 30, 1999 and the Closing Date.

         5.2 Conditions to the Obligations of the Sellers. The obligations of the Sellers hereunder to sell the Purchased Stock to the Purchaser are subject to the fulfillment, at or prior to the Closing, of the following conditions precedent (any or all of which may be waived in whole or in part by the Sellers in theirs sole discretion):

                  5.2.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as though each such representation and warranty was made on and as of the Closing Date.

                  5.2.2 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  5.2.3 Orders and Laws. There shall not be pending, threatened or in effect on the Closing Date any Orders or Laws restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  5.2.4  Regulatory   Consents  and  Approvals.   All  consents,
approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction or any condition that has not been satisfied or waived, and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

                  5.2.5 Officers' Certificates. Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and executed by the president or vice-president or other officer of Purchaser, substantially in the form and to the effect of Exhibit D hereto.

                  5.2.6 Opinion of Counsel. The Sellers shall have received the opinion of Brett A. Hickman, Esquire, counsel of the Purchaser in connection with this Agreement, dated the Closing Date, substantially in the form and to the effect of Exhibit E hereto.

                                   ARTICLE VI

6        TERMINATION

         6.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  6.1.1 by Purchaser or the Sellers for their respective convenience;

                  6.1.2 by Purchaser or by the Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                  6.1.3 (i) by Purchaser if any of the conditions in Section 5.1 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date, or (ii) by the Sellers, if any of the conditions in Section 5.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers to comply with his obligations under this Agreement) and the Sellers has not waived such condition on or before the Closing Date;

                  6.1.4    by mutual consent of Purchaser and the Sellers; or

                  6.1.5 by Purchaser or by the Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 26, 1999, or such later date as the parties may agree upon.

         6.2 Effect of  Termination.  Each party's  right of  termination  under
Section 6.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in this Section and in Sections 9.3, 9.4, 9.13 and Article X will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies (including specific performance) will survive such termination unimpaired.

                                   ARTICLE VII

7        INDEMNIFICATION; TAX MATTERS

         7.1      Indemnification.

                  7.1.1 The Sellers will indemnify the Company, the Purchaser and their respective stockholders and the officers, directors, employees, agents and Affiliates of each of them in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Sellers contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith).

                  7.1.2 Purchaser will indemnify the Sellers in respect of, and hold them harmless from and against, any and all Losses suffered, incurred or sustained by him or to which he becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith).

         7.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 7.1 will be asserted and resolved as follows:

                  7.2.1 In order for an Indemnified Party to be entitled to any indemnification provided for under Section 7.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party promptly after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                  7.2.2 If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the
Indemnifying Party shall not assume the defense of a Third Party claim with counsel satisfactory to the Indemnified Party within five Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnifying Party or to other Indemnified Parties which are different from or additional to those available to the Indemnified Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation or any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damage and such monetary damages are paid in full by the Indemnifying Party.

                  7.2.3 In the event any Indemnified Party should have a claim under Section 7.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly deliver an Indemnity Notice to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying
Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within thirty (30) days, such dispute shall be resolved as provided in Article X hereof.

                  7.2.4 Any payment made by the Indemnifying Party to the Indemnified Party in respect to any Third Party Claim or other claim shall be net of any insurance proceeds realized by and paid to the Indemnified Party in respect to such claims. The Indemnified Party shall make insurance claims relating to any claim for which it is seeking Indemnification pursuant to this
Article VII. In computing the amount of indemnification due to the Indemnifying Party there shall be deducted therefrom an amount equal to the net actual income tax savings, if any, demonstrably resulting to the Indemnified Party from the income tax deduction or deferral, if any, to the which the Indemnified Party becomes entitled as a consequence of any loss, claim, damage, liability, cost, expenses or deficiency giving rise to indemnification.

                  7.2.5 All claims for indemnification must be asserted within eighteen (18) months of the Closing Date except for tax liability under Section
7.3 which shall be made prior to the termination of the Statute of Limitations for tax claims and for claims under sections 2.1, 2.2, 2.3 and 2.11 which may be made at any time.

                  7.2.6 Notwithstanding the foregoing, the maximum amount of indemnification collectively payable by the Sellers arising under Article VII hereof in no event shall exceed three hundred thousand dollars ($300,000), except for claims arising from fraud or intentional misrepresentation where the maximum amount of indemnification shall be the Purchase Price for the Purchased Shares. Moreover, the Purchaser shall not be entitled to receive indemnification for any matter (except for taxes under section 7.3) unless and until the aggregate of the claims for such indemnification asserted pursuant to Section
7.1 exceeds Fifty Thousand Dollars ($50,000), in such event the Sellers shall be liable for the entire amount asserted, including the first Fifty Thousand Dollars ($50,000).

         7.3      Allocation of Tax Liability.

                  7.3.1 In the case of Taxes with respect to or payable by the Company with respect to a period that includes but does not end on the Closing Date, the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books of the Company as of the close of business on the Closing Date. In the case of (i) franchise Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding and (ii) ad valorem Taxes, in either situation attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of days in such taxable period; provided, that if any Company Asset is sold or otherwise transferred prior to the Closing Date, then ad valorem Taxes pertaining to such property, asset or other right shall be attributed entirely to the Pre-Closing Period.

                  7.3.2 Except to the extent a reserve for Taxes is reflected on the Financial Statements, the Sellers shall be responsible for and pay and shall indemnify and hold harmless Purchaser and the Company with respect to (i) any and all Taxes imposed on any of the Company, or for which the Company is liable with respect to any periods ending on or before the Closing Date; provided, that in the case of any adjustment to any item of loss or expense for any such years, which gives rise to corresponding and offsetting items of loss or expense in subsequent years the benefit of which is or will be actually realized by the Company (other than upon liquidation of the Company) including by reason of any increase in a net operating loss, the Sellers's obligations shall be limited to the amount of interest (computed at the appropriate statutory rates) and penalties actually paid to the appropriate taxing authorities by the Company as a result of such timing differences in the case of audit adjustments, or at a rate of eight percent (8%) per annum in the case of other adjustments, (ii) without duplication (subject to the same proviso), all Taxes arising out of a breach of the representations, warranties or covenants contained herein, (iii) any Tax liability resulting from any ongoing state audits that exceed, in the aggregate, any reserve therefore set forth on the Financial Statements, and (iv) any reasonable out-of-pocket costs or expenses with respect to Taxes indemnified hereunder.

                  7.3.3 From and after the Closing Date, Purchaser shall cause the Company to prepare, or cause to be prepared, and shall file, or cause to be filed, all reports and returns of the Company required to be filed. Purchaser shall cause the Company to pay the appropriate taxing authorities the Taxes shown to be due and payable on all Tax Returns of the Company filed after the Closing Date, concurrent with the filing of such Tax Returns. Tax Returns of the Company for a period ending on or before the Closing Date shall be prepared on a basis consistent with the Tax Returns filed by the Company for previous taxable periods, subject to the requirements of applicable law.

         7.4      Tax Contests.

                  7.4.1 If any Taxing Authority or other Person asserts a Tax Claim, then the party hereto first receiving notice of such Tax Claim shall promptly provide written notice thereof to the other parties hereto. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of any relevant correspondence received from the Taxing Authority or other Person.

                  7.4.2 If, within 30 calendar days after any the Sellers receives or delivers, as the case may be, notice of a Tax Claim, the Sellers provide to the Purchaser an Election Notice, then subject to the provisions of this Section 7.4, the Sellers shall defend or prosecute, at their sole cost, expense and risk, such Tax Claim by all appropriate proceedings, which proceedings shall defended or prosecuted diligently by the Sellers to a Final Determination; provided, that the Sellers shall not, without the prior written consent of the Company, enter into any compromise or settlement of such Tax Claim that would result in any Tax detriment to the Company. So long as the Sellers are defending or prosecuting a Tax Claim, with respect to the Company, the Company shall provide or cause to be provided to the Sellers any information reasonably requested by the Sellers relating to such Tax Claim, and shall otherwise cooperate with the Sellers and their representatives in good faith in order to contest effectively such Tax Claim. The Sellers shall inform the Company of all developments and events relating to such Tax Claim (including, without limitation, providing to the Company copies of all written materials relating to such Tax Claim) and the Company or its authorized representatives shall be entitled, at the expense of the Company, to attend, but not to participate in or control, all conferences, meetings and proceedings relating to such Tax Claim.

                  7.4.3 If, with respect to any Tax Claim, the Sellers fails to deliver an Election Notice to the Company within the period provided in Section
7.4.2 or, after delivery of such Election Notice to the Company, the Sellers fail diligently to defend or prosecute such Tax Claim to a Final Determination, then the Company shall at any time thereafter have the right (but not the obligation) to defend or prosecute, at the sole cost, expense and risk of the Sellers, such Tax Claim. The Company shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by the Company, the Sellers shall cooperate in good faith with the Company and its authorized representatives in order to contest effectively such Tax Claim. The Sellers may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Tax Claim controlled by the Company pursuant to this Section 7.4.3, and shall bear their own costs and expenses with respect thereto. In the case of any Tax Claim that is defended or prosecuted by the Company pursuant to this Section 7.4.3, the Company shall, from time to time, be entitled to receive current payments from the Sellers with respect to costs and expenses incurred by the Company in connection with such defense or prosecution (including, without limitation, reasonable attorneys', accountants' and experts' fees and disbursements, settlement costs, court costs and any other costs or expenses for investigating, defending or prosecuting such Tax Claim, and any Taxes imposed on the Company as a result of receiving a payment from the Sellers pursuant to this Section 7.4) (collectively "Associated Costs").

                  7.4.4 In the case of any Tax Claim that is defended or prosecuted to a Final Determination by the Sellers pursuant to this Section 7.4, the Sellers shall pay to the appropriate Tax Indemnitees, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim within five Business Days after such Final Determination. In the case of any Tax Claim that is defended or prosecuted to a Final Determination by the Company pursuant to the terms of this Section 7.4, the Sellers shall pay to the appropriate Tax Indemnitee, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim, together with any Associated Costs that have not theretofore been paid by the Sellers to the Company, within five Business Days after such Final Determination. In the case of any Tax Claim not covered by the two preceding sentences, the Sellers shall pay to the Company, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim (calculated after taking into account any actual reduction in the current liability for Taxes of such Tax Indemnitee for Tax arising out of or resulting from such payment or such Tax Claim), together with any Associated Costs that have not theretofore been paid by the Sellers to the Company, at least five Business Days before the date payment of such Tax is due from any Tax Indemnitee.

                  7.4.5 Notwithstanding anything contained in this Article VII to the contrary, the rights of the Sellers under this Section 7.4 to defend or prosecute, or to control the defense or prosecution of, any Tax Claim shall be no greater than those rights that the Company would have to defend or prosecute, or to control the defense or prosecution of, such Tax Claim.

         7.5 Cooperation Regarding Tax Matters. Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to the other parties hereto and the Company such cooperation and information as any of them reasonably may request related to the filing of any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules, workpapers and relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Article VII shall bear all costs of filing such Tax Returns.

         7.6 Payment of Transfer Taxes and Fees. The Sellers shall pay all sales, use, transfer, stamp, documentary or similar Taxes imposed upon or arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless the Purchaser, the Company and their Affiliates with respect to such Taxes. The Sellers shall file all necessary documentation and Tax Returns with respect to such Taxes and provide to Purchaser copies of all such Tax Returns.

         7.7      Other Tax Covenants.

                  7.7.1 Without the prior written consent of Purchaser, neither the Sellers nor any Affiliate of any the Sellers shall, to the extent it may affect or relate to the Company, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any method of tax accounting, enter into any closing agreement, settle any Tax Claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing Tax Liability of the Purchaser, of the Company or any Affiliate of Purchaser.

                  7.7.2 Without the prior written consent of the Sellers, neither the Purchaser nor the Company shall, to the extent it may affect or relate to the Company, make or change any tax election, file any amended Tax Return, enter into any closing Agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period, unless required by applicable law.

                  7.7.3 So long as any books, records and files retained by the Sellers or and his Affiliates relating to the business of the Company or the books, records and files delivered to the control of the Purchaser pursuant to this Agreement to the extent they relate to the operations of the Company prior to the Closing Date, remain in existence and are available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. The Purchaser and the Sellers and their respective Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first providing 60 days= written notice of intention to destroy to the other, and allowing such other party to take possession of such records.

         7.8 Conflict. In the event of a conflict between the provisions of Sections 7.3 through 7.7 of this Article VII and any other provision of this Agreement, such provisions of this Article VII shall control.

                                  ARTICLE VIII

8        DEFINITIONS

         8.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly owning, owned by, controlling, controlled by or under common control with, that Person, (b) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

                  "Agreement" means this Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

                  "Assets" of any Person means all assets and properties of every kind, nature, character and description, including, but not limited to, the Real Property, goodwill and other tangibles, operated, owned or leased by such Person, including cash and cash equivalents, investments, accounts and notes receivable, chattel paper, documents, instruments, real estate, equipment, inventory, goods and intellectual property.

                  "Associated Costs" has the meaning ascribed to it in Section 7.4.3.

                  "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Company, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Claim Notice" means written notification  pursuant to Section
7.2.1 of a Third Party Claim as to which indemnity under Section 7.1 is sought by an Indemnified Party.

                  "Closing" and "Closing Date" have the meaning ascribed to them in Section 1.3.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Company" has the meaning ascribed to it in the first recital of this Agreement (and shall include all predecessors and subsidiaries of the Company).

                  "Contract"   means   any   agreement,   lease,   evidence   of
indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of the Company and the Sellers, and the schedules delivered by or on behalf of Purchaser, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

                  "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "Election Notice" means a written notice provided by the Sellers in respect of a Tax Claim to the effect that (i) the Sellers acknowledge their indemnity obligation under this Agreement with respect to such Tax Claim and (ii) the Sellers elect to contest, and to control the defense or prosecution of, such Tax Claim at their sole risk and sole cost and expense.

                  "Environment" means all air, surface water, groundwater, drinking water supply, stream sediments, or land, including soil, land surface or subsurface strata, all fish, wildlife, biota and all other environmental medium or natural resources.

                  "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law and consisting of or relating to (i) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law; (iii) financial responsibility under Environmental Law for clean-up costs or corrective action, including any investigation, clean-up, removal, containment, or other remediation or response actions required by Environmental Law (whether or not such clean-up has been required or requested by any governmental body or any other Person) and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law. The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended (CERCLA).

                  "Environmental Law" means all federal, state, local and foreign environmental, health and safety laws, common law orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

                  "Environmental  Permit"  means  any  federal,   state,  local,
provincial, or foreign permits, licenses, approvals, consent or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by the Company.

                  "Final Determination" means (i) a decision, judgment, decree or other Order by any court of competent jurisdiction, which decision, judgment, decree or other Order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired, (ii) a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting suit with respect to a claimed deficiency or (iv) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

                  "Financial  Statements"  has  the  meaning  ascribed  to it in
Section 2.8.

                  "GAAP" means generally accepted accounting principles of the United States, consistently applied.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

                  "Hazardous Material" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
(PCBs); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, (v) long term debt and (vi) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any other Person.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article VII.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VII.

                  "Indemnity  Notice"  means  written  notification  pursuant to
Section 7.2.3 of a claim for indemnity under Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "Laws"   means  all  laws,   statutes,   rules,   regulations,
ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Leased  Real  Property"  has the  meaning  ascribed  to it in
Section 2.15.

                  "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due).

                  "Licenses"  means  all  licenses,  permits,   certificates  of
authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, such as fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person, or (ii) receive any benefits or rights similar to those enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation, any rights to participate in the equity, income or election of directors or officers of such Person.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Owned  Real  Property"  has  the  meaning  ascribed  to it in
Section 2.15.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any bonus, compensation, pension, profit sharing, retirement, stock purchase or cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "Post-Closing Period" means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

                  "Pre-Closing Period" means any taxable period or portion thereof that is not a Post-Closing Period.

                  "Purchase  Price" has the  meaning  ascribed  to it in Section
1.2.

                  "Purchased Stock" has the meaning ascribed to it on the first page of this Agreement.

                  "Purchaser" has the meaning ascribed to it in the first paragraph of this Agreement.

                  "Property" has the meaning ascribed to it in Section 2.15.

                  "Real  Property  Leases"  has the  meaning  ascribed  to it in
Section 2.15.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Seller" and the "Sellers" have the meaning ascribed to them on the first page of this Agreement.

                  "Subsidiary" means any Person in which another Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof. Unless the context otherwise requires a different interpretation, references to a "Subsidiary" mean a Subsidiary of the Company.

                  "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Tax Claim" means any written claim with respect to Taxes attributable to a Pre-Closing Period made by any Taxing Authority or any Person that, if pursued successfully, could serve as the basis for a claim for indemnification, under this Agreement, of Purchaser, the Company and other Indemnified Parties specified in Section 7.1 of this Agreement.

                  "Tax Indemnitee" means the Company, the Purchaser and their respective stockholders, officers, directors, employees, agents and Affiliates of each of them (other than the Sellers).

                  "Tax  Returns"  means  any  returns,   reports  or  statements
(including any information returns) required to be filed for purposes of a particular Tax.

                  "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                  "Third Party Claim" has the meaning ascribed to it in Section 7.2.

         8.2      Interpretation of Agreement.

                  8.2.1 Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" does not imply any limitation to the item or matter mentioned; and (vi) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                  8.2.2 When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase, means the actual knowledge of such Person or the actual knowledge of Mr. Gerald Steward, General Manager of the Company and/or Mr. Frank Maggio, Plant Manager of the Company.

                                   ARTICLE IX

9        MISCELLANEOUS

         9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed by prepaid first class certified mail, return receipt requested, or sent by prepaid courier, to the parties at the following addresses:

If to Purchaser, to:

ISG Resources, Inc.
136 East South Temple, Suite 1300
Salt Lake City, UT 84111
Attn.:  Sr. Vice President and General Counsel

If to the Sellers, to:

Mary E. Dentis                      Copy To: Thomas G. Ferruzzo, Esq.
#1 Sea Cove Lane                             Ferruzzo & Ferruzzo
Newport Beach, CA  92660                     2114 North Broadway
                                             Santa Ana, CA  92607

Judith O. Garcia                    Copy To: Edward L. Miller, Esq.
8440 La Bajada                               Brewley, Lassleben & Miller, LLP
Whittier, CA  90605                          13215 East Penn Street
                                             Suite 510, Whittier Square
                                             Whittier, CA  90602

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second Business Day following the date sent by such courier or upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         9.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         9.3 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Article VII), each party will pay its own costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby and thereby; provided, the Sellers will pay all expenses relating hereto of the Company incurred in respect of the period prior to the Closing.

         9.4 Confidentiality. Purchaser and the Sellers will hold in strict confidence from any Person (other than its Affiliates or representatives) all documents and information concerning the other party hereto or any of its Affiliates furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent the disclosing party can demonstrate that such documents or information was (a)
previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. Such covenant of confidentiality will remain in effect unless a party is compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law.

         9.5 Set-Off. If from time to time and at any time any party shall be entitled (as either agreed upon by the parties or finally adjudicated in a court of competent jurisdiction) to be paid any amount under the provisions of Section 7.1, such party shall be entitled, if it so elects, to set off such amount against any amounts owing to the other party.

         9.6 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Purchaser or the Sellers shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement.

         9.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         9.8 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the parties hereto.

         9.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VII.

         9.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by either party without the prior written consent of the other party(ies) and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         9.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         9.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

         9.14 Limited Recourse. Regardless of anything in this Agreement to the contrary, (i) obligations and liabilities of Purchaser hereunder shall be without recourse to any stockholder of Purchaser or any of such stockholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of such party and (ii) the stockholders of Purchaser have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement or any other Operative Agreement.

         9.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.16 Disclosure Schedule. The Disclosure in the Disclosure Schedule must relate to the representations and warranties in the Section of the Agreement to which they expressly relate except to the extent that the relevance to such other representations and warranties is manifest on the face of the Disclosure Schedule.

                                    ARTICLE X

10       MEDIATION

         In the event there is a dispute under this Agreement, the disagreeing parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of either party to the dispute made within twenty (20) days of the failure of negotiations, they will mediate the dispute, utilizing an impartial mediator pursuant to the rules of the American Arbitration Association ("AAA") or any other reputable organization that sponsors mediation. If, after thirty (30) days the mediation is not successful, or if no mediation has been elected, then any party to the dispute may file a legal action in any court of competent jurisdiction to resolve the dispute.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page hereof.

                                    PURCHASER

                                    ISG RESOURCES, INC.



                                     ____________________
                                     By:_________________
                                     Its:________________

                                     SELLERS

                    MARY E. DENTIS, AS TRUSTEE OF THE MARY ELLEN DENTIS REVOCABLE INTERVIVOS TRUST, u/d/t OCTOBER 19, 1990



                                 _______________
                                 Mary E. Dentis

                    As Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990

                                 JUDITH O. GARCIA,
                                 AS TRUSTEE OF THE OSBORNE TRUST



                                 ____________________
                                 Judith O. Garcia
                                 As Trustee of the Osborne Trust

                                    Exhibit A
                          Description of Real Property
                                  See attached.

                                    Exhibit B
                              Sellers' Certificate

                                   Exhibit B-1
                         Sellers' Officers' Certificate

         I, the undersigned,  the President of Lewis W. Osborne, Inc. and United
Terrazzo  Supply  Co.,  Inc.  (collectively  the  "Company"),   both  California
corporations,, do hereby certify that:

         1. This Certificate is being delivered at the Closing today pursuant to
Section 5.1.7 of the Purchase Agreement dated October 26, 1999 (the "Agreement") between Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990, and Judith O. Garcia, as Trustee of the Osborne Trust (the "Sellers") and ISG Resources, Inc., a Utah corporation ("Buyer"). Unless otherwise indicated herein, capitalized terms used in this Certificate shall have the same meanings given to them in the Agreement.

         2. Attached hereto as Exhibit B-1-a is a correct and complete copy of the Articles of Incorporation of the Company, as in effect on the date hereof.

         3. Attached hereto as Exhibit B-1-b is a correct and complete copy of the By-Laws of the Company, as in effect on the date hereof.

         4. Attached hereto as Exhibit B-1-c is a correct and complete copy of the Certificates of Good Standing of the Company, as in effect on the date hereof.

         5. Attached hereto as Exhibit B-1-d is a schedule of persons that have been duly elected (or appointed) or qualified, and/or that have acted, as officers of the Company (to and including the date hereof), each holding the respective offices set forth opposite their names; and the signatures set forth on Exhibit B-1-d opposite their names are the genuine signatures of such officers executing the Agreement and any other agreements or documents on behalf of the Company in connection with the Closing under the Agreement.

         6. Each of the representations and warranties made by the Sellers in the Agreement are true and correct in all material respects as of the date of the Agreement, and there has occurred no material adverse change in the business or financial condition of the Company between June 30, 1999 and the Closing Date.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of October 26, 1999.

                  _____________________________
                  By: Mary E. Dentis, President
                  Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc.

                                  EXHIBIT B-1-d

Name                                Title                      Signature

Mary E. Dentis                      President,                 ____________
                                    CFO and Director

Judith O. Garcia                    Vice President             ____________
                                    and Director

Kathleen Dentis Roman               Secretary                  ____________
                                    and Director

                                    Exhibit B

                              Sellers' Certificate

                                   Exhibit B-2
                      Chief Financial Officer's Certificate

         I, the undersigned, the Chief Financial Officer of Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc. (collectively the "Company"), both California corporations, do hereby certify that:

1. This  Certificate is being delivered at the Closing today pursuant to Section
5.1.7 of the Purchase Agreement dated October 26, 1999 (the "Agreement") between Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 and Judith O. Garcia, as Trustee of the Osborne Trust (the "Sellers") and ISG Resources, Inc., a Utah corporation ("Buyer"). Unless otherwise indicated herein, capitalized terms used in this Certificate shall have the same meanings given to them in the Agreement.

2. I am familiar with the Company's finances and capitalization.

3. The Company has provided the Purchaser with the Financial Statements as provided in the Agreement.

4. The Financial Statements accurately present the Company's financial condition and the results of operations, changes in stockholders' equity and cash flow of the Company as of and through the respective dates and periods therein delineated, and the results of the Company's operations and changes in financial position for the periods then ended, and have been prepared in accordance with GAAP, applied on a consistent basis.

5. As of the Closing Date, no material adverse change in the financial condition or operations of the Company will have occurred from that shown on the Financial Statements.

6. The authorized capital structure of Lewis W. Osborne, Inc. consists of 25,000 shares of voting common stock with a par value of $1.00 per share of which 12,296 shares are issued and outstanding. Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 owns 6,764 shares of Lewis W. Osborne, Inc. and Judith O. Garcia, Trustee of the Osborne Trust owns 5,532 shares of Lewis W. Osborne, Inc. The authorized capital structure of United Terrazzo Supply Co., Inc. consists of 800 shares of voting common stock with a par value of $250 per share of which 16 shares are issued and outstanding. Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 owns 8 shares of United Terrazzo Supply Co., Inc. and Judith O. Garcia, Trustee of the Osborne Trust owns 8 shares of United Terrazzo Supply Co., Inc.

7. There are no outstanding options, warrants, calls, subscriptions, commitments, agreements or other rights to purchase or dispose of Company common stock or other securities which are, or may at any time be, convertible into stock or other securities in the Company.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of October 26, 1999.

                  _________________________
                  By: Mary E. Dentis, CFO
                  Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc.

                                    Exhibit C

                           Sellers' Counsel's Opinion

                          Opinion of Counsel to Sellers
                        On Ferruzzo & Ferruzzo Leterhead

                                 March 27, 2000


Brett A. Hickman, Esq.
Sr. Vice President and General Counsel
ISG Resources, Inc.
136 East South Temple, Suite 1300
Salt Lake City, Utah  84111

         Re: The Purchase of the Capital Stock of Lewis W. Osborne, Inc. and United Terrazzo Supply, Inc. by ISG Resources, Inc.

Dear Mr. Hickman:

We have acted as counsel to Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 (sometimes referred to herein as "Seller"), Lewis W. Osborne, Inc., and United Terrazzo Supply Co., Inc., both California corporations, in connection with the Purchase Agreement dated October 26, 1999 (the "Agreement") between the Seller, Judith O. Garcia, as Trustee of the Osborne Trust, and ISG Resources, Inc., a Utah corporation ("Buyer"). This is the opinion contemplated by Section 5.1.9 of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord; and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United Sates and the Law of the State of California.

We note that various issues concerning the Osborne Trust are addressed in the opinion of Edward L. Miller, Esq., of the Law Firm of Bewley, Lassleben & Miller, LLP, attached hereto, and we express no opinion with respect to those matters.

The  opinions   hereafter   expressed  are  subject  to  the  following  further
qualifications and exceptions:

1. Stock Certificate Nos. 5 and 7 of United Terrazzo Supply Co., Inc. were issued to A. Corradini and Sons. Stock Certificate No. 5 was redeemed by the Corporation on November 1, 1964. Stock Certificate No. 7 was issued on October 26, 1962, and also redeemed by the Corporation on November 1, 1964. We are unable to trace any authorized issue beyond the initial 12 shares and, therefore, offer no opinion relating to the issuance of the shares reflected by Stock Certificate Nos. 5 and 7.

2. Shares issued to John A. Harris are reflected by Certificate Nos. 6 and 8. The original certificates are in the stock book but are not endorsed back over to the Corporation. As such, we offer no opinion as to the owner of those shares.

Based on the foregoing, our opinion is as follows:

1.   The Agreement is enforceable against the Seller.

2. The authorized capital structure of Lewis W. Osborne, Inc. consists of 25,000 shares of voting common stock with a par value of $1 per share, of which 12,296 shares are issued and outstanding. Mary E. Dentis owns 6,764 shares of Lewis W. Osborne, Inc.

3. The authorized capital structure of United Terrazzo Supply Co., Inc. consists of 800 shares of voting common stock with a par value of $250 per share, of which 16 shares are issued and outstanding. Mary E. Dentis owns 8 shares of United Terrazzo Supply Co., Inc.

4. Both Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated. All of the outstanding shares of capital stock of both Lewis W. Osborne, Inc. and United Terrazzo Supply Co., Inc. have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person.

5. Neither the execution and delivery of the Agreement nor the consummation of any or all of the related transactions (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of either Lewis W. Osborne, Inc. or United Terrazzo Supply Co., Inc.

6. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of the Agreement or the consummation of any related transaction(s).

7. We hereby confirm to you that, except as set forth in the Disclosure Schedule, we have no actual knowledge of any Actions or Proceedings by or before any court or Governmental Authority pending or overtly threatened against or involving Lewis W. Osborne, Inc., or United Terrazzo Supply Co., Inc., or that questions or challenges the validity of the Agreement or any action taken or to be taken by Lewis W. Osborne, Inc., or United Terrazzo Supply Co., Inc., pursuant to the Agreement or in connection with any related transactions. To our actual knowledge, neither Lewis W. Osborne, Inc., nor United Terrazzo Supply Co., Inc. is subject to any judgment, order or decree having prospective effect.

The Accord is changed for purposes of this Opinion Letter pursuant to '21 of the Accord as follows:

1. The Primary Lawyer Group shall include all lawyers presently at our firm who have given substantive attention to the affairs of the Seller, Lewis W. Osborne, Inc., and/or United Terrazzo Supply Co., Inc., since 1992.

2.   Accord '19(e) is deleted.

We understand that ISG Resources, Inc. is receiving a copy of this opinion in connection with the purchase of stock and real property contemplated by the Agreement and agree that ISG Resources, Inc. may rely on this opinion.

                                                    Very truly yours,

                                                    FERRUZZO & FERRUZZO

                                                    By

                                                         THOMAS G. FERRUZZO
ds

cc:      Mary E. Dentis
         Edward Miller, Esq.

                                    Exhibit D

                        Purchaser's Officer's Certificate

         I, the undersigned, the Sr. Vice President, General Counsel and Secretary of ISG Resources, Inc., a Utah corporation (the "Purchaser"), do hereby certify that:

1. This  Certificate is being delivered at the Closing today pursuant to Section
5.2.5 of the Purchase Agreement dated October 26, 1999 (the "Agreement") between Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 and Judith O. Garcia, as Trustee of the Osborne Trust (the "Sellers") and ISG Resources, Inc., a Utah corporation ("Buyer"). Unless otherwise indicated herein, capitalized terms used in this Certificate shall have the same meanings given to them in the Agreement.

2. Each of the representations and warranties made by the Purchaser in the Agreement are true and correct in all material respects as of the date of the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of October 26, 1999.

                                     ISG RESOURCES, INC.

                                     _______________________
                                     By: Brett A. Hickman
                                     Its: Sr. Vice President, General
                                     Counsel and Secretary

                                    Exhibit E

                          Purchaser's Counsel's Opinion

                                 March 27, 2000


Mrs. Mary E. Dentis
#1 Sea Cove Lane
Newport Beach, CA  92660

Mrs. Judith O. Garcia
8440 La Bajada
Whittier, CA  90605

Ladies:

         I am Sr. Vice President and General Counsel of ISG Resources, Inc., a Utah corporation ("Purchaser") and have acted as counsel to Purchaser in connection with the Purchase Agreement dated October 26, 1999 (the "Agreement") between Mary Ellen Dentis, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 and Judith O. Garcia, as Trustee of the Osborne Trust (collectively the "Sellers") and the Purchaser. This is the opinion contemplated by Section 5.2.6 of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the laws of the United States.

         Based on the foregoing, my opinion is as follows:

1. The Agreement is enforceable against the Purchaser.

2. Neither the execution and delivery of the Agreement nor the performance of the Purchaser's obligations thereunder (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of the Purchaser, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment to which the Purchaser is party or (c) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Authority applicable to the Purchaser.

                                   Sincerely,

                                   Brett A. Hickman

BAH/hs

cc:      Thomas G. Ferruzzo, Esq.
         Edward L. Miller, Esq.

                               Disclosure Schedule

                           THE DISCLOSURE SCHEDULE OF
           LEWIS W. OSBORNE, INC. AND UNITED TERRAZZO SUPPLY CO., INC.

The Disclosure Schedule of LEWIS W. OSBORNE, INC. and UNITED TERRAZZO SUPPLY CO., INC. (both sometimes referred to as the "Company") has been prepared and is being delivered by the Sellers pursuant to that certain Stock Purchase Agreement dated as of the 26th day of October, 1999, by and among ISG RESOURCES, INC., MARY ELLEN DENTIS, as Trustee of the Mary Ellen Dentis Revocable Intervivos Trust, u/d/t October 19, 1990 and JUDITH O. GARCIA, Trustee of the Osborne Family Trust (the "Agreement"). Pursuant to Section 9.16 of the Agreement, any disclosure in this Disclosure Schedule, and in any supplement hereto, shall relate to the Section of the Agreement to which it refers, except to the extent that the relevance to such other section is manifest on the face of the Disclosure Schedule. Any capitalized terms set forth in any Section of this Disclosure Schedule and not otherwise defined shall have the meaning ascribed to it in the Agreement.

                                   SECTION 2.4

                 Lines of Business the Company is Participating

1.       Building materials

2.       Blending

3.       Packaging sales of cement

4.       Aggregates

5.       Divider strip

6.       Grinding and polishing machines

7.       Grinding and polishing stones

8.       Cleaners and sealers

                                   SECTION 2.6

                                    Consents

None.

                                   SECTION 2.8

                               Exceptions to GAAP

1. The attorney fees and costs and accountant fees with respect to this transaction have been paid by the Company and expensed without any allocation between Shareholder and the Company.

2. The Financial Statements do not accrue vacation or sick leave for employees.

                                   SECTION 2.9

                           Changes Since June 30, 1999

1. The Company has not had any adverse material effects when reviewed as a whole, expenses have increased in some areas and decreased in others.

2.   The Company's top ten accounts are listed in Schedule 2.24.1.

3. The Company has disposed of 3 tanks (2 large and 1 small) that were beyond the end of their useful lives.

4. There has been changes in compensation for 3 employees (Nick Reeves, Truck Driver, Tony Avila, Shop Foreman, and Frank Maggio, Plant Foreman). There are no other raises planned or promised.

5. In connection with increased Medical plan (Kaiser) costs, the Company has decided not to increase employee contributions to the cost of this plan.

                                  SECTION 2.10

                             Undisclosed Liabilities

The Company makes no representation or warranty with respect to any computer hardware or software and its ability to recognize the year 2000.

                                  SECTION 2.11

                                      Taxes

None.

                                  SECTION 2.12

                                Legal Proceedings

1.   The Casmalia Disposal Site (see Section 2.23.2).

2. Notice to Comply dated February 8, 1996, issued by the South Coast Air Quality Management District, attached hereto (see Section 2.13).

3. Failure to have a permit to operate air pressure tank since expiration of prior permit (see Section 2.13).

4. In 1995 the Company was informed that another company was using the name Osborne Building Supply, Inc. A cease and desist letter was sent by the Company. A response was sent June 27, 1995 whereby Osborne Building Supply, Inc. alleged it had the exclusive right to use such name. The Company has been informed that Osborne Building Supply, Inc. is now out of business.

                                  SECTION 2.13

                              Compliance With Laws

1. The Company has not maintained an Injury Illness Prevention Program, but will have one in place at the time of Closing.

2. The Company has not maintained a Hazardous Communications Program, but will have one in place at the time of Closing.

3. The Company has not had a valid permit to operate its Air Pressure Tank. The Company has applied for a renewal. Attached hereto is a copy of the prior permit.

4. In 1996, the Company received a Notice to Comply from the South Coast Air Quality Management District to "submit an application for cement blending station." An application was immediately filed and the appropriate fees paid; however, no permit was ever issued. The Company has contacted the A.Q.M.D., who is processing the application.

5.   The Company's Employee Handbook is out of date.

                                  SECTION 2.14

                             Employee Benefit Plans

Salaried employees  -  Medical,  the  company pays   80%
                                 Paid Vacations
                                 Paid Holidays
                                 5 days paid sick leave

Hourly employees -     Medical, the company pays 80%
                                 Paid Vacations
                                 Paid Holidays
                                 The medical plan is with Kaiser

                                  SECTION 2.15

                  Owned Real Property and Leased Real Property

The Company owns no real property. The property which the Company occupies is owned by the Stockholders, Mary E. Dentis and Judith O. Garcia. We do not have a lease, but are on a month-to-month rental. The amount of the rental is $8,666 per month and is paid in the following manner:

$2,000 from United Terrazzo:

                                      $ 1,000 to Mary Dentis
                                      $ 1,000 to Judith Garcia, Trustee

$6,666 from Lewis W. Osborne:

                                      $ 3,000 to Judith Garcia, Trustee
                                      $ 3,666 to Mary Dentis

The amount paid to the owners from Lewis W. Osborne is being taken out of the AAA.

                                 SECTION 2.15.2

                               Real Property Liens

Storm drain easement

Chevron pipeline easement

Those set forth in the Preliminary Title Report issued by Chicago Title Insurance Company.

                                 SECTION 2.15.3

                     Exceptions to Enforceability of Leases

None.

                                 SECTION 2.15.5

                             Real Property Condition

The building was built prior to 1978 and, as such, may contain asbestos containing materials, lead-based paint, and other products now considered hazardous.

                                  SECTION 2.16

                             Personal Property Liens

None.

                                  SECTION 2.17

                              Intellectual Property

None.

                                 SECTION 2.18.1

                                    Contracts

At-will employment contracts.

Toll Manufacturing Agreement.

Packaging Agreement with CTS Cement Manufacturing.

                                 SECTION 2.18.2

                                 Default Notices

None.

                                 SECTION 2.18.3

                          Materially Adverse Contracts

None.

                                  SECTION 2.19

                                    Licenses

1.   Permit to Operate Liquified Petroleum Gas Tank

2.   Permit to Operate Air Pressure Tank (see Section 2.13)

3.   Permit to Operate Cement Blending Station (see Section 2.13)

4. City of La Mirada Business Licenses for United Terrazzo Supply Co., Inc. and Lewis W. Osborne, Inc.

5.   California State Board of Equalization Seller=s Permit

6. Permits Issued by the South Coast Air Quality Management District listed on the attached APermit Renewals@ letter.

                                  SECTION 2.20

                                    Insurance

Sherman Parent Insurance Package/Auto/Workers' Comp #CCP56373901 claim auto 96-97 amount $ 346.00.

No other claims in this time period since 1/01/96.

Health insurance with Kaiser.

                                 SECTION 2.23.2

                              Environmental Matters

We have a letter of final closure for underground tank removal.

Unsettled claim for soil that was sent to the Casmalia site in 1987. The Company has paid $62,500 to have this dirt hauled and remediated. The Company exercised a settlement option as set forth in the Casmalia Disposal Site Administrative Order,U.S. EPA Docket No. 99-02(a), and sent in the sum of $77,983 as settlement.

See Section 2.15.5.

See Section 2.13.

                                 SECTION 2.24.1

                                    Customers

COMPANY           TYPE OF BUSINESS                YTD                  % OF
                                                 SALES                 SALES
-------            ---------------             --------               --------
CORR01            TERRAZZO                  $ 203,277.68               11.1
HOCK01            POOL PLASTERING           $ 118,956.56                6.5
CHEM01            BLENDS                    $ 114,599.78                6.3
WEST06            BLENDS                    $ 111,412.03                6.1
SCOF01            FLY ASH                   $ 103,770.55                5.7
PACI03            BLOCK WALLS               $  83,311.44                4.6
PAYN01            TERRAZZO                  $  77,043.50                4.2
ADVA02            TERRAZZO                  $  73,888.10                4.0
MOLI01            TERRAZZO                  $  53,158.34                2.9
ASSO01            TERRAZZO                  $  40,581.95                2.2

                                 SECTION 2.24.2

                                    Suppliers

California Portland Cement
Manhattan American
Lehigh Cement
Riverside Cement
Oglebay Norton Sand
Fribel International
Heritage Glass
Tesco Products
Atlas Abrasives
Specialty Minerals

                                  SECTION 2.25

                               Accounts Receivable

None.

                                  SECTION 2.28

                                  Bank Accounts

Cerritos Valley Bank       (562) 868-3221
12100 Firestone Blvd.
Norwalk, Ca 90650-2971

Lewis W. Osborne, Inc.     Checking Account #001005154
United Terrazzo Supply     Checking Account #001010859
Signors on the above:      Mary Dentis
                              Gerald Steward
                              Kathleen Roman

United Terrazzo            Money Market Account #1049879
Signors on the above:      Mary Dentis
                              Kathy Roman